Exhibit 99(a)

KEYCORP STUDENT LOAN TRUST 2004-A

OFFICER’S CERTIFICATE

JPMorgan Chase Bank, N.A., ELT	Deutsche Bank Trust Company Americas, IT
4 New York Plaza, 6th Floor	60 Wall Street, 26th Floor-MS NYC60-2606
New York, NY 10004	New York, NY 10007
Attn: ITS – Global Debt	Attn: Corporate Trust & Agency Group
Phone: (212) 623-5427	Structured Finance
Fax: (212) 623-5933	Phone: (212) 250-8522
Fax: (212) 797-8606

KeyBank National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax: (216) 828-9301

Key Consumer Receivables LLC
c/o KeyBank National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, KeyBank National Association successor in interest to Key Bank USA, National Association as Master Servicer and Administrator, KeyCorp Student Loan Trust 2004-A Trust, as Issuer, JPMorgan Chase Bank, N.A., as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of August 12, 2004 (the “Agreement”), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from the inception of the Trust through December 31, 2004, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

KeyBank National Association,
successor in interest to
Key Bank USA, National Association,
as Master Servicer

by: /S/ DANIEL G. SMITH

Date: February 18, 2005	Name: Daniel G. Smith
Title: Senior Vice President

by: /S/ DARLENE DIMITRIJEVS

Name: Darlene Dimitrijevs
Title: Senior Vice President